                                                                 EXHIBIT (a)(14)

    Power Point Presentation of Basic Terms of Exchange Offer to Employees

                        Restricted Stock Exchange Offer

                                InfoSpace, Inc.
                                 October 2001

                                    Agenda

  .  Background
  .  Why the Stock Option Exchange Program?
  .  Highlights of the Program and Examples
  .  Key Dates
  .  Q&A

                                 "Safe Harbor"

   Comments made during this presentation are subject to the written terms of the Offer to Exchange, the restricted stock agreement and the stock plans of the Company.

                                  Background

  . To provide employees an incentive for employees' continued efforts and dedication

  .  Attract and retain the best and brightest employees

                           Why the Option Exchange?

  .  Current stock options hold little incentive or retention value

  .  Company wants employees to benefit from their equity awards

  .  Company wants to:

      .  Reward employees for past performance

      .  Incent continued future performance

                          Exchange Program Highlights

  .  What is the exchange offer?

  .  What are Eligible Options?

  .  What is restricted stock?

  .  How does the exchange work?

  .  Who is eligible to participate?

  .  Vesting

  .  Termination provisions

  .  Trading on shares

  .  Tax implications

                          What is the Exchange Offer?

  . The offer is for Eligible Employees to exchange the following InfoSpace stock options for "restricted stock":

      . outstanding unexercised options (whether vested or not) from the February 6, 2001 special option grant program under the InfoSpace, Inc. Restated 1996 Flexible Stock Incentive Plan and InfoSpace, Inc. 2001 Nonstatutory Option Plan, and;

      . option grants made to new employees hired after February 6, 2001 with a strike price equal to or greater than $3.00

  . In exchange, participating Eligible Employees will receive one (1) share of restricted stock for every four (4) Eligible Options surrendered.

                          What are Eligible Options?

  . outstanding unexercised options (whether or not vested) from the February 6, 2001 special option grant program under the InfoSpace, Inc. Restated 1996 Flexible Stock Incentive Plan and the InfoSpace, Inc. 2001 Nonstatutory Option Plan, and;

  .  option grants made to new employees hired after February 6, 2001

   Note: All options equal to or greater than $3.00 must be surrendered.

                           What is Restricted Stock?

  .  Shares are issued at no additional cost to you

  .  Shares are subject to forfeiture and restriction on transfer until vested

                          How Does the Exchange Work?

  .  Eligible Employees exchange InfoSpace stock options for "restricted stock"

  .  Each Eligible Employee must elect whether or not to participate

  . Shares will be held in a custodial account until they vest, at which time they will be issued to you (less applicable withholding tax)

                        Who is Eligible to Participate?

  . Current full-time U.S.-based employees of InfoSpace, Inc. or a U.S. subsidiary of InfoSpace working in the U.S.

  .  Employees hired on or before October 26, 2001

  . Employees who are employed on the date of the offer and remain employed until the restricted stock is granted. (expected to be November 28)

  . Employees who have outstanding options to buy the company's stock with a strike price of equal to or greater than $3.00

                               Exchange Example

                                            Pre-Exchange          Post-Exchange
                           Grant    Strike  Outstanding  Exchange  Outstanding
                           Dates    Price     Options     Shares     Options
                         --------- -------- ------------ -------- -------------
Employee A:
                         7/24/1998 $ 1.0000    10,000                10,000*
                         4/17/2000 $45.4375     5,000
                         9/18/2000 $35.1250     2,500
                          2/6/2001 $ 3.6563     6,000     1,500
                                               ------     -----      ------
                                               23,500     1,500      10,000

Employee B:
                         1/31/2000 $70.0625     4,000
                          2/6/2001 $ 3.6563    12,000     3,000
                                               ------     -----      ------
                                               16,000     3,000           0

--------
* The options with the strike price of $1.00 are not eligible for the exchange.

                               Vesting Overview

  .  Vesting = lapse of restrictions

  .  Vesting will commence on November 28, 2002

  . Shares received for options exchanged will vest quarterly over two years on the following dates:

                           2002                        2003
                           ----                        ----
            12.5% on February 27               12.5% on February 27
            12.5% on May 27                    12.5% on May 27
            12.5% on August 27                 12.5% on August 27
            12.5% on November 27               12.5% on November 27
--------
Note: Vesting occurs at 9:00 p.m. PST on the vesting date. You must be employed at such time.

                       Termination and Leave Provisions

  . If your employment terminates for any reason your unvested shares generally are forfeited

  . If an employee goes on a leave of absence for greater than 50% of any given vesting period her/his vesting of restricted stock will be suspended for that period

   For example:

      Beth begins an approved leave of absence on February 1, 2002 and returns on May 1, 2002. Her options will vest for the period that ends on February 27, 2002 since she will have worked 50% of the vesting period. Since she will be absent for more than 50% of the period ending on May 27, 2002, she will not vest during this vesting period. Provided she remains employed and takes no other additional leaves of absence, Beth's shares will be 100% vested on February 27, 2004.

                           Trading the Vested Shares

  . On the first trading day following each vesting date, the vested shares will be issued to you. The vested shares will be deposited to your Paine Webber account less the shares sold to fulfill the tax withholding obligations (27% FIT, FICA, Medicare, State Tax), and the Paine Webber $15 commission.

  . You may trade the shares upon receipt. Your trading, as always, is subject to the insider trading policy of the Company.

                                 Tax Overview

  . No tax upon grant of restricted stock, unless 83(b) tax election (discussed later) is made.

  . Upon vesting, the fair market value (FMV) of your shares is included in your taxable wages.

  . The FMV is determined using the closing price on the 1/st/ trading day following the vesting date.

  . No Alternative Minimum Tax (AMT) preference/adjustment related to receiving or selling restricted stock.

    . Note: You may otherwise be subject to AMT as a result of your own personal tax situation.

                             Taxable Wage Example

                         Restricted Stock Tax Example
                              No 83 (b) Election:

                                                                 Federal
                                     # of  FMV of   Taxable    Withholding
     Event                  Date    Shares Shares Compensation    Tax*
     -----                  ----    ------ ------ ------------ -----------
Issue Restricted Stocks. 11/28/2001  4000  $1.75   $    None    $    None
1st Vesting Date........ 2/27/2002    500  $2.25   $1,125.00    $  303.75
2nd Vesting Date........ 5/27/2002    500  $2.50   $1,250.00    $  337.50
3rd Vesting Date........ 8/27/2002    500  $2.75   $1,375.00    $  371.25
4th & Final Vesting Date 11/27/2002   500  $3.00   $1,500.00    $  405.00
                                                   ---------    ---------
   Total 2002...........                           $5,250.00    $1,417.50
                                                   =========    =========

5th Vesting Date........ 2/27/2003    500  $3.50   $1,750.00    $  472.50
6th Vesting Date........ 5/27/2003    500  $3.75   $1,875.00    $  506.25
7th Vesting Date........ 8/27/2003    500  $4.00   $2,000.00    $  540.00
8th & Final Vesting Date 11/27/2003   500  $4.25   $2,125.00    $  573.75
                                                   ---------    ---------
   Total 2003...........                           $7,750.00    $2,092.50
                                                   =========    =========

--------
* Federal Tax does not include the applicable payroll taxes that will also be withheld at vesting. These amounts may vary from one employee to the next depending on their wage level. For 2002 the rates are 6.2% on up to $84,900 of wages for the Social Security Tax and 1.45% (no wage limit) for Medicare Tax.

  State tax withholding may also apply for employees that are resident outside of Washington State.

                           Tax Overview--Withholding

  . Wage compensation is subject to withholding tax requirements (FIT, FICA, Medicare, State Tax).

  . The amount of federal income tax to be withheld is 27% for the years 2002 & 2003.

  .  FICA (Social Security) tax for 2002 is 6.2% up to $84,900 of wages.

  .  Medicare is taxed at 1.45% of all wages with no cap.

  . A schedule will be provided to Paine Webber on the vesting date showing the shares to be sold for each employee related to their estimated withholding taxes.

  . In general, the shares will be sold in three blocks on the three consecutive trading days following the vesting date. This is necessary to provide Paine Webber with adequate trading volume to sell the tax shares. You will be randomly assigned to one of three trading groups by Paine Webber for each quarterly vesting date.

  . If the shares are sold for more than the employee's tax obligation and the commission charge--the excess amount will be deposited into the employee's account at Paine Webber, within approximately six business days from the vesting date.

  . If the shares are sold for less than the amount needed to cover the employee's tax obligation and the commission charge, the Company will deduct the deficiency from the employee's wages.

                            Tax Withholding Example

  .  Employee, Naneen Brain is granted 4000 shares of restricted stock.

  .  Ms. Brain vests 500 shares on 2/27/2002.

  .  Assume the stock price closes at $3.00 per share on 2/27/2002.

  .  Assume that Ms. Brain is randomly assigned to selling group number 2.

  . Assume the stock price on the close of the 1/st/ trade date after vesting is $2.60 per share.

STEP 1: Estimate Taxable Compensation

     Shares Vesting.............................................       500
     Close Price on Vesting Date................................ $    3.00
                                                                 ---------
     Estimated Compensation..................................... $1,500.00
                                                                 =========

STEP 2: Estimate Taxes & Commission

     FIT....................................................... 27.00% $405
     Payroll (FICA & Medicare).................................  7.65% $115
     State.....................................................  0.00% $ --
                                                                       ----
        Total Taxes............................................        $520

     Commission................................................        $ 15
                                                                       ----
     Total Estimated Withholding...............................        $535
                                                                       ====

STEP 3: Calculate Number of Shares to be Sold

     Estimated Withholding........................................... $ 535
     Divide by:
     Close Price on Vesting Date..................................... $3.00
                                                                      -----

     Number of Shares to be sold.....................................   178
                                                                      -----

STEP 4: Sale of Shares Withheld

                                                            2/28/2002 3/1/2002 3/4/2002
                                                            --------- -------- --------
Average Sales Price........................................   $2.70   $  2.75   $2.60

Number of shares sold......................................               178
Group 2 Avg sales price....................................           $  2.75
                                                                      -------
Sales Proceeds for withholding.............................           $489.50
                                                                      -------

STEP 5: Actual Taxable Compensation & Withholding Taxes

     Shares Vesting.......................................              500
     Close Price on 1st Trading Day.......................        $    2.60
                                                                  ---------
     Actual Compensation (Rptd on your payck).............        $1,300.00
                                                                  =========

     FIT.................................................. 27.00% $     351
     Payroll (FICA & Medicare)............................  7.65% $      99
     State................................................  0.00% $      --
                                                                  ---------
        Total Taxes.......................................        $     450
     Commission...........................................        $      15
                                                                  ---------
     Total Actual Withholding.............................        $     465
                                                                  =========

STEP 6: Reconcile Withholding Difference

     Estimated Withholding........................................... $535
     Actual Withholding.............................................. $465
                                                                      ----
     Difference--excess/(under)...................................... $ 69
                                                                      ====

   Cash amounts in excess will be deposited into your broker acct within 6 business days. Amounts under will be deducted from your future pay.

STEP 7: Employee computes tax gain or loss on sale of shares withheld

     Number of shares sold........................................     178
     Sales Price.................................................. $  2.75
                                                                   -------
     Gross Proceeds............................................... $489.50
     Less: Commission............................................. $   (15)
                                                                   -------
     Net Proceeds (Rptd on Form 1099B)............................ $474.50

     Less Tax Basis (What was included in your wages)............. $462.80
     (178 shrs @ $2.60 per shr)

                                                                   -------
     Capital Gain or (Loss) to report on your tax return.......... $ 11.70
                                                                   =======
     (In this example the capital gain is short-term CG)

                      Tax Overview--Disposition of Shares

  . A sale of vested shares will be a capital gain or loss. (Shares are considered to be held for investment after being reported as wages).

  . Short-term capital gain is taxed at ordinary rates and long-term capital gain is currently taxed at a maximum of 20%.

  . You will receive a Form 1099 from the broker reporting all dispositions of shares.

                      Tax Overview--Capital Gain Example

     Restricted Stock Tax Example
     No 83(b) Election:
     Hold Stock and Sell After Vesting Date

     Sell 1500 Shares on 12/1/2002 at $3.25 per share

     Capital Gain Calculation:
        Sales Price............................................. $    3.25
        Number of shares........................................     1,500
                                                                 ---------
        Gross Sales Proceeds.................................... $4,875.00
        Less: Broker Commissions................................ $  (15.00)
                                                                 ---------
        Net Sales Proceeds...................................... $4,860.00
        Cost paid for shares.................................... $      --
        Amount previously included in taxable income............ $3,750.00
                                                                 ---------
        Total Cost Basis........................................ $3,750.00
                                                                 ---------
        Capital Gain: Net Sales Price--Cost Basis............... $1,110.00
                                                                 =========

Because the shares were held less than 12 months from the time of vesting,the gain is short term capital gain taxed at ordinary income tax rates

                        Tax Overview--(S)83(b) Election

  . An election that treats the stock as not subject to any restrictions for tax purposes.

  . Results in recognizing immediate ordinary income for the full value of all your unvested shares on the date of grant.

  . The value of the unvested shares will be determined using the closing market price on the date of grant.

  . Election must be made within 30 days of the grant of restricted shares and sent to IRS with a copy to INSP.

  . Withholding taxes are due with your election. INSP will not accept your election without payment of taxes.

  .  Risks associated with making this election:

(check mark)If shares are forfeited there is no deduction for the amount you already included as compensation income by making the election.

(check mark)A later market decline may result in capital losses which are limited to capital gains plus $3,000 per year.

  .  Future appreciation will be taxed only when you sell the shares.

  .  Only capital gain or loss would result in a later sale.

  . It is highly recommended that you consult a professional tax advisor before making this election.

                         Tax Overview-(S)83(b) Example

                         Restricted Stock Tax Example
                        Assuming 83(b) Election is Made

                                                                                                     Federal
                                                                         # of  FMV of   Taxable    Withholding
      Event                                                     Date    Shares Shares Compensation    Tax *
      -----                                                     ----    ------ ------ ------------ -----------
Issue Restricted Stock...................................... 11/28/2001  4000  $1.75   $7,000.00    $1,890.00
1st Vesting Date............................................  2/27/2002   500  $2.25        None         None
2nd Vesting Date............................................  5/27/2002   500  $2.50        None         None
3rd Vesting Date............................................  8/27/2002   500  $2.75        None         None
4th & Final Vesting Date.................................... 11/27/2002   500  $3.00        None         None
                                                                                       ---------    ---------
   Total 2002...............................................                           $7,000.00    $1,890.00
                                                                                       =========    =========

5th Vesting Date............................................  2/27/2003   500  $3.50        None         None
6th Vesting Date............................................  5/27/2003   500  $3.75        None         None
7th Vesting Date............................................  8/27/2003   500  $4.00        None         None
8th & Final Vesting Date.................................... 11/27/2003   500  $4.25        None         None
                                                                                       ---------    ---------
   Total 2003...............................................                           $      --    $      --
                                                                                       =========    =========

--------
* Federal Tax does not include the applicable payroll taxes that will also be withheld. These amounts may vary from one employee to the next depending on their wage level. For 2002 the rates are 6.2% on up to $84,900 of wages for the Social Security Tax and 1.45% (no wage limit) for Medicare Tax.

  State tax withholding may also apply for employees that are resident outside of Washington State.

                        Tax Overview--(S)83(b) Example

                         Restricted Stock Tax Example
                        Assuming 83(b) Election is Made
                    Hold Stock and Sell After Vesting Date

        Sell 1500 Shares on 12/1/2002 at $3.25 per share
        Capital Gain Calculation:
             Sales Price.................................... $    3.25
             Number of shares...............................     1,500
                                                             ---------
             Gross Sales Proceeds........................... $4,875.00
             Less: Broker Commissions....................... $  (15.00)
                                                             ---------
             Net Sales Proceeds............................. $4,860.00
             Cost paid for shares........................... $      --
             Amount previously included in taxable income... $2,625.00
                                                             ---------
             Total Cost Basis............................... $2,625.00
                                                             ---------
             Capital Gain: Sales Price--Cost Basis.......... $2,235.00
                                                             =========

   Because the shares were held for at least 12 months from the date of grant, (the effective date of the 83(b) election) the gain is long-term capital gain taxed at 20%.

                          How do I make the decision?

  . Each Eligible Employee needs to evaluate his/her situation and consult his/her personal tax advisor, lawyer, or financial planner, to determine the tax, financial, and legal implications of this offer on his/her personal situation.

  . Keep in mind that if you are eligible and choose not to participate, you are not eligible for a supplemental grant.

                              Supplemental Grants

  .  Supplemental grants available for U.S.-based employees

  . Supplemental grants are discretionary and designed to further incent employees for their continued effort and dedication

  . Supplemental grants are subject to the same terms and conditions as the restricted stock grants that will be issued under the exchange offer

                                  Key Dates*

  .  Exchange offer date--October 29, 2001

  .  Election Period--October 29, 2001 - November 26, 2001

  .  Forms due--9:00 p.m. PST November 26, 2001

  .  Exchange/Grant date--November 28, 2001

  .  Deadline for filing Section 83(b) election--December 26, 2001
--------
Note: Election forms must be turned in regardless of whether you choose to participate or not.

* Dates may be subject to change

                            Sources of Information

  .  Letter to U.S. Employee Option Holders dated October 29, 2001

  .  Exchange Offer Information Packet

  . Restricted Stock Agreement (as soon as practicable following the expiration of the offer and subject to the Company's acceptance of the offer)

  .  FAQ on the Intranet at http://bridge.inspinc.ad/

  .  Send questions via email to eo@infospace.com

                                  Questions?